Exhibit 31.1

I, Tad Mailander, certify that:

1. I have reviewed this annual report on Form 10-K for fiscal year 2016 of Plandai Biotechnology, Inc.

2. Based on my knowledge qualified by (i) the disclosures in the Explanatory Statement made in this annual report, (ii) my declaration filed as an exhibit herewith, and (iii) the registrant’s certifications published with OTC Markets on April 4, 2017, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge the financial statements, and other financial information included in this report, qualified by (i) the disclosures in the Explanatory Statement made in this annual report, (ii) my declaration filed as an exhibit herewith, and (iii) the registrant’s certifications published with OTC Markets on April 4, 2017, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4. Prior management during 2016 was responsible for establishing and maintaining disclosure controls and procedures(as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have, on my information and belief:

(a) Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to the Company by others within those entities, particularly during the period in which this report is being prepared.

(b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report its conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. To the best of my knowledge, it is unknown whether or not prior management during 2016 disclosed its evaluation of internal control over financial reporting to its auditors, and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions), including the following information:

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

	By:	/s/ Tad Mailander
Tad Mailander
Principal Executive Officer

Date: March 15, 2023